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                                                                   EXHIBIT 10.31

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE

$520,000.00                                                         June 5, 1999
                                                                  Troy, Michigan

         FOR VALUE RECEIVED, CARY W. NEWMAN ("BORROWER") promises to pay to the order of Lason, Inc., a Delaware corporation (the "Company"), at 1350 Stephenson Highway, Troy, Michigan 48083, or at such other place as the Company may designate in writing, the principal sum of up to Five Hundred Twenty Thousand and 00/100 U.S. Dollars ($520,000.00) (the "AVAILABLE CREDIT FACILITY") or such lesser amount as shall have been advanced to the Borrower by the Company under
Section 1 of this Note (the "PRINCIPAL SUM"), together with interest on the unpaid balance of the Principal Sum, as follows:

         1. ANNUAL ADVANCES. This Note amends and restates the Note between the Borrower and the Company dated June 5, 1998 (the "EXECUTION DATE"). The Company advanced 25% of the Available Credit Facility to the Borrower on the Execution Date. On each of the three (3) successive anniversary dates of the Execution Date, the annual amount for which the Borrower may request an additional advance will be determined as follows:

Number of option shares under the Borrower's May 29, 1998 option grant X (Company's average closing share price for the twenty (20) trading days immediately preceding the date of the Company's Annual Meeting of Shareholders - $27.50) X 25% ( the "MULTIPLIER");

provided, however, that the amount funded in a particular year, when taken together with previous advances under the Note, may not exceed the following cumulative percentages of the Available Credit Facility for the following anniversary dates:

Anniversary of    Maximum Cumulative Percentage of Available Credit Facility
 Execution Date   ("MAXIMUM CUMULATIVE PERCENTAGE")
1st                                 50%
2nd                                 75%
3rd                                 100%

If the Company's average closing share price for any anniversary is above $40.50, the Multiplier shall be increased above 25% to the extent necessary to permit the Company to advance funds to the Borrower up to the Maximum Cumulative Percentage for such year, in order to address shortfalls in the Maximum Cumulative Percentage advanced by the Company to the Borrower in prior years. If the Company's average closing share price for any anniversary is below $27.50, the Borrower will not be entitled to an advance for that particular year, but no reduction in the outstanding principal amount of the Note will be required.


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         Notwithstanding anything to the contrary, (i) the Company shall advance one hundred percent (100%) of the unadvanced portion of the Available Credit Facility in the event of a change in control of the Company, as defined in the Company's 1998 Equity Participation Plan (a "CHANGE IN CONTROL"), which occurs prior to the fourth anniversary of the Execution Date if the Company's stock price is at least $40.50 at the time the Change in Control occurs; (ii) if a Change in Control occurs prior to the fourth anniversary of the Execution Date and the Company's share price is greater than $27.50 and less than $40.50 at the time the Change in Control occurs, then the Company shall advance an amount equal to (A) the number of option shares under the Borrower's May 29, 1998 option grant multiplied by (the Company's share price at the time the Change in Control occurs minus $27.50) minus (B) all amounts previously advanced under this Note; and (iii) no amounts are to be advanced under this Note following the fourth anniversary of the Execution Date, regardless of whether the entire Available Credit Facility has been advanced. In the event that the amount calculated under (ii) of the preceding sentence is a negative number, no reduction in the outstanding principal amount of the Note will be required.

         All share prices set forth in this Section 1 shall be appropriately adjusted by the Company's Compensation Committee for any recapitalization, stock dividend, stock split or similar change in the Company's capital structure.

         2. INTEREST. Interest shall accrue on the unpaid balance of the Principal Sum at the Applicable Federal Rate as in effect on the Execution Date and on each successive anniversary date thereafter. In no event shall the interest rate payable under this Note exceed the maximum rate permitted by law. To the extent that Borrower is employed by the Company at the end of any calendar year prior to the Maturity Date, as defined below, all accrued and unpaid interest on the unpaid balance of the Principal Sum shall be deemed to have been paid by Borrower to the Company, and shall be considered and treated as increased W-2 earnings to Borrower.

         3. MATURITY; PREPAYMENT. The Principal Sum, together with accrued and unpaid interest thereon, shall be due and payable upon the first to occur of the following: (i) June 5, 2008; (ii) termination of the Borrower's employment with the Company for any reason, other than death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), prior to June 5, 2002; or (iii) acceleration of the Note upon an Event of Default as described in Section 4 (the "MATURITY DATE"). If the Principal Sum is not paid within five (5) days of the Maturity Date, interest shall thereafter accrue on the unpaid balance of the Principal Sum at the per annum rate of three percent (3%) plus the Applicable Federal Rate in effect on the Maturity Date. Borrower may prepay any and all principal and accrued interest due under this Note at any time without additional interest or penalty. All amounts outstanding under this Note will be canceled and forgiven in the event of a Change in Control of the Company; provided that the Note is not in default and has not matured prior to the Change in Control.

         4. SECURITY. To secure full and timely performance under this Note, Borrower agrees to pledge or cause to be pledged, and to grant or cause to be granted, a security interest in the Borrower's unexercised stock options under that certain Stock Option Agreement between the


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Borrower and the Company dated as of May 29, 1998, together with any Common
Stock of the Company acquired upon the exercise of such stock options or any proceeds thereof (collectively, the "COLLATERAL"), pursuant to that certain Amended and Restated Pledge and Security Agreement between the Borrower and the Company dated as of June 5, 1999 (the "Pledge and Security Agreement"). This
Note is entitled to all benefits arising under, and is subject to the terms of, the Pledge and Security Agreement, which among other things provides for the acceleration of the Maturity Date hereof upon the occurrence of certain events. All the representations, warranties, agreements, terms and conditions contained in the Pledge and Security Agreement are incorporated herein. Borrower shall execute and deliver or cause to be executed and delivered, all agreements, instruments, documents and other written matter (collectively, the "SUPPLEMENTAL DOCUMENTATION") that the Company may request, in form and substance acceptable to the Company, to perfect and maintain perfected liens and a security interest in the Collateral and which may be required by virtue of the Company's status as a public company.

         5. EVENT OF DEFAULT; ACCELERATION; OFFSET. During the continuance of an Event of Default (as defined in the Pledge and Security Agreement), the obligations evidenced by this Note, including, without limitation, the entire unpaid Principal Sum together with any accrued interest, shall become immediately due and payable without any notice or demand. During the continuance of an Event of Default (as defined in the Pledge and Security Agreement), the Company shall have the right to offset any amounts owing by the Company to Borrower for whatever reason, including, but not limited to, salary, bonus or expense reimbursement, against any unpaid portion of the Principal Sum advanced by the Company and accrued interest thereon.

         6. COSTS AND EXPENSES. In addition to all other sums payable under this Note, Borrower also agrees to pay to the Company upon demand all costs and expenses incurred by the Company in the enforcement of Borrower's obligations under this Note, including, without limitation, reasonable attorneys' fees. If Borrower fails to pay such costs and expenses within five (5) days of the receipt by Borrower of the Company's written demand therefor, then interest shall accrue on such costs and expenses at the rate specified in the second sentence of Section 3 from the date of demand until the date of payment.

         7. SEVERABILITY. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed liberally in favor of the Company in order to effectuate the provisions of this Note.

         8. GOVERNING LAW. This instrument shall be governed by and construed according to the laws of the State of Michigan.

         9. WAIVER. Borrower waives presentment, demand, notice of protest and notice of dishonor and any and all other notices and demands in connection with any delivery, acceptance, performance or default of this Note and agrees that this Note may be modified only by an agreement in writing signed by the Company and Borrower.

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         10. NO RIGHT TO CONTINUED EMPLOYMENT. The Company's acceptance of this
Note is a strictly voluntary undertaking on the part of the Company and shall not constitute consideration for, or any inducement or condition of, the employment of the Borrower by the Company. Nothing contained in this Note shall give the Borrower the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire the Borrower at any time or for any reason not prohibited by law, with or without cause.

         11. MARGIN STOCK. Borrower represents and warrants that none of the advances under this Note will be used for the purpose of buying or carrying "margin stock," as that term is defined by Regulation U of the Federal Reserve Board. "Margin stock" includes any equity security registered or having unlisted trading privileges on a national securities exchange, any OTC security designated as qualified for trading in the Nasdaq National Market System, any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock, any warrant or right to subscribe to or purchase a margin stock, and, with certain exceptions, securities issued by an investment company registered under Section 8 of the Investment Company Act of 1940.



                                      By:    /s/   Cary W. Newman
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                                            CARY W. NEWMAN








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